Exhibit 99.1

Apple Reports First Quarter Results

Record Mac, iPhone, iPad Sales Drive Highest Revenue and Earnings Ever

Revenue Grows 71 Percent; Earnings Grow 78 Percent

CUPERTINO, California—January 18, 2011—Apple® today announced financial results for its fiscal 2011 first quarter ended December 25, 2010. The Company posted record revenue of $26.74 billion and record net quarterly profit of $6 billion, or $6.43 per diluted share. These results compare to revenue of $15.68 billion and net quarterly profit of $3.38 billion, or $3.67 per diluted share, in the year-ago quarter. Gross margin was 38.5 percent compared to 40.9 percent in the year-ago quarter. International sales accounted for 62 percent of the quarter’s revenue.

Apple sold 4.13 million Macs during the quarter, a 23 percent unit increase over the year-ago quarter. The Company sold 16.24 million iPhones in the quarter, representing 86 percent unit growth over the year-ago quarter. Apple sold 19.45 million iPods during the quarter, representing a seven percent unit decline from the year-ago quarter. The Company also sold 7.33 million iPads during the quarter.

“We had a phenomenal holiday quarter with record Mac, iPhone and iPad sales,” said Steve Jobs, Apple’s CEO. “We are firing on all cylinders and we’ve got some exciting things in the pipeline for this year including iPhone 4 on Verizon which customers can’t wait to get their hands on.”

“We couldn’t be happier with the performance of our business, generating $9.8 billion in cash flow from operations during the December quarter,” said Peter Oppenheimer, Apple’s CFO. “Looking ahead to the second fiscal quarter of 2011, we expect revenue of about $22 billion and we expect diluted earnings per share of about $4.90.”

Apple will provide live streaming of its Q1 2011 financial results conference call beginning at 2:00 p.m. PST on January 18, 2011 at www.apple.com/quicktime/qtv/earningsq111. This webcast will also be available for replay for approximately two weeks thereafter.

This press release contains forward-looking statements including without limitation those about the Company’s estimated revenue and earnings per share. These statements involve risks and uncertainties, and actual results may differ. Risks and uncertainties include without limitation the effect of competitive and economic factors, and the Company’s reaction to those factors, on consumer and business buying decisions with respect to the Company’s products; continued competitive pressures in the marketplace; the ability of the Company to deliver to the marketplace and stimulate customer demand for new programs, products, and technological innovations on a timely basis; the effect that product introductions and transitions, changes in product pricing or mix, and/or increases in component costs could have on the Company’s gross margin; the inventory risk associated with the Company’s need to order or commit to order product components in advance of customer orders; the continued availability on acceptable terms, or at all, of certain components and services essential to the Company’s business currently obtained by the Company from sole or limited sources; the effect that the Company’s dependency on manufacturing and logistics services provided by third parties may have on the quality, quantity or cost of products manufactured or services rendered; risks associated with the Company’s international operations; the Company’s reliance on third-party intellectual property and digital content; the potential impact of a finding that the Company has infringed on the intellectual property rights of others; the Company’s dependency on the performance of distributors, carriers and other resellers of the Company’s products; the effect that product and service quality problems could have on the Company’s sales and operating profits; the continued service and availability of key executives and employees; war, terrorism, public health issues, natural disasters, and other circumstances that could disrupt supply, delivery, or demand of products; and unfavorable results of other legal proceedings. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended September 25, 2010 and its Form 10-Q for the quarter ended December 25, 2010 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple designs Macs, the best personal computers in the world, along with OS X, iLife, iWork, and professional software. Apple leads the digital music revolution with its iPods and iTunes online store. Apple is reinventing the mobile phone with its revolutionary iPhone and App Store, and has recently introduced its magical iPad which is defining the future of mobile media and computing devices.

Press Contact:

Steve Dowling

Apple

dowling@apple.com

(408) 974-1896

Investor Relations Contacts:

Nancy Paxton

Apple

paxton1@apple.com

(408) 974-5420

Joan Hoover

Apple

hoover1@apple.com

(408) 974-4570

NOTE TO EDITORS: For additional information visit Apple’s PR website (www.apple.com/pr), or call Apple’s Media Helpline at (408) 974-2042.

© 2011 Apple Inc. All rights reserved. Apple, the Apple logo, Mac, Mac OS and Macintosh are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except share amounts which are reflected in thousands and per share amounts)

	Three Months Ended
	December 25, 2010	December 26, 2009
Net sales	$26,741	$15,683
Cost of sales (1)	16,443	9,272

Gross margin	10,298	6,411

Operating expenses:
Research and development (1)	575	398
Selling, general and administrative (1)	1,896	1,288

Total operating expenses	2,471	1,686

Operating income	7,827	4,725
Other income and expense	136	33

Income before provision for income taxes	7,963	4,758
Provision for income taxes	1,959	1,380

Net income	$6,004	$3,378

Earnings per common share:
Basic	$6.53	$3.74
Diluted	$6.43	$3.67

Shares used in computing earnings per share:
Basic	919,294	903,542
Diluted	933,154	919,783

(1) Includes stock-based compensation expense as follows:
Cost of sales	$52	$37
Research and development	$113	$74
Selling, general and administrative	$134	$94

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share amounts)

	December 25, 2010	September 25, 2010
ASSETS:

Current assets:
Cash and cash equivalents	$10,734	$11,261
Short-term marketable securities	16,243	14,359
Accounts receivable, less allowances of $62 and $55, respectively	6,027	5,510
Inventories	885	1,051
Deferred tax assets	1,724	1,636
Vendor non-trade receivables	4,847	4,414
Other current assets	3,467	3,447

Total current assets	43,927	41,678

Long-term marketable securities	32,730	25,391
Property, plant and equipment, net	5,868	4,768
Goodwill	741	741
Acquired intangible assets, net	522	342
Other assets	2,954	2,263

Total assets	$86,742	$75,183

LIABILITIES AND SHAREHOLDERS’ EQUITY:

Current liabilities:
Accounts payable	$14,301	$12,015
Accrued expenses	5,953	5,723
Deferred revenue	3,541	2,984

Total current liabilities	23,795	20,722

Deferred revenue – non-current	1,216	1,139
Other non-current liabilities	7,065	5,531

Total liabilities	32,076	27,392

Commitments and contingencies

Shareholders’ equity:
Common stock, no par value; 1,800,000,000 shares authorized; 921,035,475 and 915,970,050 shares issued and outstanding, respectively	11,502	10,668
Retained earnings	43,050	37,169
Accumulated other comprehensive income/(loss)	114	(46)

Total shareholders’ equity	54,666	47,791

Total liabilities and shareholders’ equity	$86,742	$75,183

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Three Months Ended
	December 25, 2010	December 26, 2009
Cash and cash equivalents, beginning of the period	$11,261	$5,263

Operating activities:
Net income	6,004	3,378
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation, amortization and accretion	356	209
Stock-based compensation expense	299	205
Deferred income tax expense	823	425
Changes in operating assets and liabilities:
Accounts receivable, net	(517)	271
Inventories	166	(121)
Vendor non-trade receivables	(433)	(95)
Other current and non-current assets	(558)	(369)
Accounts payable	2,346	956
Deferred revenue	634	606
Other current and non-current liabilities	653	316

Cash generated by operating activities	9,773	5,781

Investing activities:
Purchases of marketable securities	(19,575)	(12,922)
Proceeds from maturities of marketable securities	3,279	6,216
Proceeds from sales of marketable securities	6,853	3,199
Payments for acquisition of property, plant and equipment	(1,214)	(376)
Payments for acquisition of intangible assets	(49)	(5)
Other	(23)	(70)

Cash used in investing activities	(10,729)	(3,958)

Financing activities:
Proceeds from issuance of common stock	208	374
Excess tax benefits from stock-based compensation	454	252
Taxes paid related to net share settlement of equity awards	(233)	(103)

Cash generated by financing activities	429	523

(Decrease)/increase in cash and cash equivalents	(527)	2,346

Cash and cash equivalents, end of the period	$10,734	$7,609

Supplemental cash flow disclosure:
Cash paid for income taxes, net	$826	$980